EXHIBIT 10.17

HYPERION THERAPEUTICS, INC.

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Hyperion Therapeutics, Inc. (the “Company”) hereby awards to Grantee the number of restricted stock units specified and on the terms set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and in the Restricted Stock Unit Agreement (the “Award Agreement”) and the Company’s 2012 Omnibus Incentive Plan (the “Plan”), both of which are attached hereto and incorporated herein in their entirety.

Grantee:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Consideration:	Grantee’s services to the Company

Vesting Schedule:	.
Notwithstanding the foregoing, vesting shall terminate upon Grantee’s termination of Service.

Issuance Schedule:	One share of Stock will be issued for each restricted stock unit which vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: The undersigned Grantee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding the Award and supersedes all prior oral and written agreements on that subject, except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between Grantee and the Company or any Affiliate shall supersede the Award Agreement with respect to its subject matter, except with respect to Section 10 of the Award Agreement. By accepting this Award, Grantee consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

HYPERION THERAPEUTICS, INC.		GRANTEE:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS: Award Agreement, 2012 Omnibus Incentive Plan

HYPERION THERAPEUTICS, INC.

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, Hyperion Therapeutics, Inc. (the “Company”) has awarded you the number of restricted stock units indicated in the Grant Notice (the “Award”) under its 2012 Omnibus Incentive Plan (the “Plan”). The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Except as otherwise explicitly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the Plan, the terms of the Plan shall control. Capitalized terms not explicitly defined in the Grant Notice or this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD. This Award represents your right to be issued on a future date the number of shares of Stock that is equal to the number of restricted stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Stock to be issued in respect of the Award.

2. VESTING. Subject to the limitations contained herein and Section 10, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Service. Upon such termination of your Service, the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in such Stock Units or the shares of Stock to be issued in respect of such portion of the Award.

3. NUMBER OF STOCK UNITS AND SHARES OF STOCK.

(a) The number of Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 17.1 of the Plan.

(b) Any additional Stock Units that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

(c) Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

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4. SECURITIES LAW COMPLIANCE. You may not be issued any shares of Stock in respect of your Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Stock to which you were entitled at the time of your death pursuant to this Agreement.

6. DATE OF ISSUANCE. The Company will deliver to you a number of shares of Stock equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 3 above that relate to those vested Stock Units on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting employees and directors to sell shares only during certain “window periods” in effect from time to time (the “Policy”) or you are otherwise prohibited from selling shares of Stock on the open market and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell shares of Stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to the Policy (regardless of whether you are still providing Service at such time) or the next business day when you are not prohibited from selling shares of Stock on the open market, but in

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no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares covered by the Award vest. Delivery of the shares pursuant to the provisions of this Section 6 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a capitalization adjustment as provided in Section 17.1 of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

7. RESTRICTIVE LEGENDS. The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

8. AWARD NOT A SERVICE CONTRACT.

(a) Your Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as a Service Provider at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Service at any time, with or without cause and with or without notice.

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9. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued to you pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10. CHANGE IN CONTROL. Notwithstanding the vesting schedule provided in the Grant Notice, upon the consummation of a Change in Control, your Stock Units will become 100% vested (i) if they are not assumed, or equivalent restricted stock units are not substituted for the Stock Units, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination within the 12-month period following the consummation of the Change in Control.

For purposes of your Award, “Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause or (ii) your voluntary resignation for Good Reason. For purposes of your Award, “Good Reason” means (x) a material reduction in your responsibilities from those in

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effect immediately prior to the Change in Control; (y) a material reduction in your base compensation, which includes your annual base salary and annual target bonus opportunity, as of immediately prior to the Change in Control (or as the same may be increased from time to time); or (z) the relocation of your principal place of employment to a location more than 20 miles from your principal place of employment as of the Change in Control (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations as of immediately prior to the Change in Control, and which requires an increase in your one-way commuting distance of at least 20 miles. To qualify as an “Involuntary Termination” by reason of your voluntary resignation for Good Reason, you must provide notice to the Company of any of the foregoing occurrences of Good Reason within 90 days of the initial occurrence and the Company shall have 30 days to remedy such occurrence, and you must actually terminate your employment within 60 days of the Company’s failure to remedy such occurrence.

11. LEAVES OF ABSENCE. For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

12. FORFEITURE OF RIGHTS. If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights under this Agreement.

In addition, if you have received vested shares of Stock during the two-year period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any shares of Stock that you still own, the number of shares of Stock you acquired under this Agreement during such two year period.

13. CLAWBACK. This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting

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requirement under the securities laws and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

14. DATA PRIVACY. In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Award, you give explicit consent to the Company to process any such personal data.

15. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

16. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting employees and directors to sell shares only during certain “window periods” and the Company’s insider trading policy, in effect from time to time.

17. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing (including electronically) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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18. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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22. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

23. NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

24. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

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This Restricted Stock Unit Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

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